EXHIBIT 10.31

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

SUPPLEMENT AGREEMENT

THIS SUPPLEMENT AGREEMENT (this “Supplement Agreement”) is effective  June 2, 2017 (the “Effective Date”) and is made and entered into by and between  HTG Molecular Diagnostics, Inc., having a place of business at 3430 E. Global Loop, Tucson, AZ 85706, U.S.A. (“HTG”), QIAGEN Manchester Limited, having a place of business at Skelton House, Lloyd Street North, Manchester, M15 6SH, England (“QIAGEN”), and Bristol-Myers Squibb Company, having a place of business at Route 206 & Province Line Road, Princeton, NJ 08543-4000, U.S.A. (“BMS”). QIAGEN, HTG and BMS are collectively referred to as the “Parties,” and each individually as a “Party.”

WHEREAS, HTG and QIAGEN entered into a Master Assay Development, Commercialization and Manufacturing Agreement dated as of November 16, 2016 (the “Master HTG/QIAGEN Agreement”);

WHEREAS, QIAGEN and BMS entered into an Initiation Agreement having an effective date of June 2, 2017 and amended on July 17, 2017 and August 7, 2017 (collectively, and including any amendments subsequent to the date this Supplement Agreement is last signed by a Party hereto to which HTG consents, the “Initiation Agreement”) so that work could commence on the Project (as that term is defined in the Initiation Agreement) while QIAGEN and BMS […***…] for the […***…] of diagnostic products based on Project […***…] (the “[…***…]”);

WHEREAS, the Initiation Agreement allows QIAGEN to engage HTG to perform certain work for which QIAGEN is responsible under the Initiation Agreement in furtherance of the Project, subject to the approval of BMS;

WHEREAS, HTG and BMS entered into a Collaboration Agreement having an effective date of May 11, 2016 (the “HTG/BMS Collaboration Agreement”);

WHEREAS, QIAGEN wants to engage HTG to perform certain of the work that is part of the Project and, HTG is willing to perform the work designated to HTG in the Project Plan (as that term is defined in the Initiation Agreement) in the form provided to HTG by QIAGEN on October 10, 2017 (the “Work”), and BMS is willing to allow QIAGEN to engage HTG to perform the Work;

WHEREAS, under the HTG/BMS Collaboration Agreement, HTG and BMS have identified […***…] of the genes that are expected to be the genes of the Project […***…] (as that term is defined in the Initiation Agreement) for the Project and have obtained or generated […***…] probes […***…];

WHEREAS, QIAGEN and HTG will enter into a statement of work under the Master HTG/QIAGEN Agreement to establish certain rights and obligations of QIAGEN and HTG with regard to performance of the Work (as it may be amended from time-to-time, the “Statement of Work No. 2”);

WHEREAS, BMS agrees that generation and identification of […***…] probes […***…] that are referred to above and that are expected to be part of the Project […***…] is part of the Work to be performed under the Statement of Work No. 2 and will not be conducted under the HTG/BMS Collaboration Agreement; and

WHEREAS, the Parties want to clarify the rights of BMS, QIAGEN and HTG with respect to intellectual property generated by HTG under the Statement of Work No. 2.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, and intending to be legally bound, QIAGEN, HTG and BMS agree as follows:

1.DEFINITIONS

1.1  Defined Terms. The terms in this Supplement Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth herein, or if not defined herein, as set forth in the Initiation Agreement.

1.2 Certain Definitions.  The following terms shall have the following definitions for the purposes of this Supplement Agreement:

“Control” means, with respect to any Know-How, Patent or other intellectual property right, possession by a Party (including its Affiliates), as of the effective date of the Initiation Agreement or at any time thereafter, of the right (whether by ownership, license or otherwise) to grant to another Party access, ownership, a license, sublicense and/or other right to or under such Know‑How, Patent or other intellectual property right as provided for herein without any conflict with any other obligation or violating the terms of any agreement or other arrangement with any Third Party and without misappropriating the proprietary or trade secret information of a Third Party.

“Confidential Information” means, with respect to a Party, all information, data and materials received by or made available to such Party from or by or on behalf of another Party pursuant to or in connection with the Initiation Agreement, this Supplement Agreement, or the Statement of Work No. 2, including any such information that is communicated by one Party to another Party in oral, written, visual, graphic, electronic or other form, and regardless as to whether any of the foregoing is marked “confidential” or “proprietary”.  The terms of this Agreement are deemed to be the Confidential Information of each Party.

“HTG Technology” means HTG’s proprietary sample processing and molecular profiling platform technology consisting of proprietary instrumentation, consumables (including reagents and probes) and software analytics for analyzing biological samples to identify gene expression and activity using nuclease protection chemistry, including the HTG EdgeSeq technology. For the avoidance of doubt, HTG Technology does not include any Third Party commercially available component of such platform technology, including any such reagent or probe.

“HTG Technology Improvements” means any modification, advancement, improvement or the like of or to HTG Technology that is conceived, generated, discovered or made by employees,

agents, consultants and/or contractors of QIAGEN or HTG (solely or jointly) in connection with performance of the Project or other activities carried out by HTG and/or QIAGEN in connection with the Initiation Agreement, the Statement of Work No. 2 or this Supplement Agreement, in each case only to the extent separable from: (i) […***…], Project […***…] Results (as the foregoing terms are defined in the Initiation Agreement, and where applicable, as modified by this Supplement Agreement), and (ii) data or information of any kind generated as a result of any use of HTG Technology in the Project.

“QIAGEN IVD” means an IVD being developed by QIAGEN pursuant to the Initiation Agreement and/or the Statement of Work No. 2 or by HTG pursuant to the Statement of Work No. 2.  For the avoidance of doubt, the PDP Assay referred to in the Statement of Work No. 2 is a QIAGEN IVD.

“Permitted Third Party” means (i) in the case of BMS (a) any Third Party who works for or on behalf of or provides services to, for or on behalf of BMS or any Affiliate of BMS, (b) any Third Party collaborator of BMS or any Affiliate of BMS, and (c) any Third Party developing or commercializing a therapeutic agent or therapeutic product after such agent or product has been acquired or licensed from BMS or any Affiliate of BMS, and (ii) in the case of QIAGEN or HTG, (a) any Third Party who works for or on behalf of or provides services to, for or on behalf of QIAGEN (or any Affiliate of QIAGEN) or HTG (or any Affiliate of HTG), respectively, (b) any Third Party collaborator of QIAGEN (or any Affiliate of QIAGEN) or HTG (or any Affiliate of HTG), respectively, and (c) any Third Party developing or commercializing an IVD after such agent or product has been acquired or licensed from QIAGEN (or any Affiliate of QIAGEN) or HTG (or any Affiliate of HTG), respectively.

“Resulting Patents” means all Patents Controlled by QIAGEN, HTG and/or BMS having a filing priority on or after the effective date of the Initiation Agreement, to the extent claiming the Results of the Project.

“Third Party” means any Person other than QIAGEN, HTG or BMS or their respective Affiliates.

1.3Modification of Certain Terms in the Initiation Agreement.

(a)The terms “[…***…]”, “BMS IP”, “BMS Know-How”, “BMS Materials”, “Correlation Data”, “Gene Expression Data”, “Project […***…]”, and “Results” in the Initiation Agreement are hereby modified as follows for the purposes of this Supplement Agreement:

(i)  any reference to “QIAGEN and/or BMS” shall be replaced with a reference to “QIAGEN, HTG and/or BMS”;

(ii)  any reference to “QIAGEN” alone in Sections 1.4 through 1.7, 1.13, 1.15, 1.32, and 1.34 shall be replaced with a reference to “QIAGEN and/or HTG”; and

(iii)  any reference to “in connection with this Agreement” shall be replaced with a reference to “in connection with the Initiation Agreement, this Supplement Agreement or the Statement of Work No. 2”.

(b)Section 1.2 of the Initiation Agreement shall be replaced by the following for the purposes of this Supplement Agreement:

1.2“Analytical Performance Data” means any and all data supporting the non-clinical performance of a QIAGEN IVD, including but not limited to […***…] and […***…], that are generated by QIAGEN, HTG and/or BMS (solely or jointly) and/or any of their respective employees, agents, consultants and/or contractors arising from or in connection with the performance of the Project by QIAGEN, HTG and/or BMS (solely or jointly) or other activities carried out by QIAGEN, HTG and/or BMS in connection with the Initiation Agreement, this Supplement Agreement or the Statement of Work No. 2.  All Analytical Performance Data shall be jointly owned by QIAGEN and HTG and shall be Confidential Information of QIAGEN and HTG. […***…].

(c)Section 1.17 of the Initiation Agreement shall be replaced by the following for the purposes of this Supplement Agreement:

“GeneReader Platform Algorithm” means an algorithm that is generated solely or jointly by QIAGEN and/or HTG ([…***…]) or solely or jointly by any of their respective  employees, agents, consultants and/or contractors (but not jointly with any employees, agents, consultants and/or contractors of BMS) arising from or in connection with the performance of the Project by QIAGEN and/or HTG or other activities carried out by QIAGEN and/or HTG in connection with the Initiation Agreement, this Supplement Agreement or the Statement of Work No. 2, that is generated for the […***…] or any […***…] platform […***…], and that […***…] to generate a Project […***…] or a Project […***…] Result.  For clarification, the GeneReader Platform Algorithm shall not include any subsystem algorithms that are non-specific to a […***…] and […***…].

(d)Section 1.21 of the Initiation Agreement shall be replaced by the following for the purposes of this Supplement Agreement:

“QIAGEN Classifiers” means those Classifiers that are discovered or generated solely or jointly by QIAGEN and/or HTG ([…***…]) or solely or jointly by any of their respective employees, agents, consultants and/or contractors (but not jointly with any employees, agents, consultants and/or contractors of BMS) arising from or in connection with the performance of the Project by QIAGEN and/or HTG or other activities carried out by QIAGEN and/or HTG in connection with the Initiation Agreement, this Supplement Agreement or the Statement of Work No. 2 and that are discovered or generated using […***…] and/or […***…] but not using […***…] or any […***…].

(e)Section 8.1 of the Initiation Agreement shall be replaced by the following for the purposes of this Supplement Agreement:

“Nondisclosure and Restriction on Use.  During the Term, and for a period of […***…] years thereafter, each Party (the "Receiving Party") will maintain all Confidential Information of another Party (the "Providing Party") as confidential and will not disclose any such Confidential Information to any Third Party or use any Confidential Information for any purpose except (a) as expressly authorized by the Initiation Agreement or this Supplement Agreement, or (b) to its Affiliate(s), employees, agents, consultants, sub-contractors and other representatives, who have a need to know such Confidential Information for purposes of the Initiation Agreement or this Supplement Agreement and who are bound by written obligations no less restrictive than those set forth herein to keep such information confidential and restricting the use of such information (collectively, “Permitted Recipients”). The Receiving Party may use such Confidential Information of the other Party only to the extent required to perform the Work (in the case of HTG) or to perform the Project (in the case of QIAGEN and BMS) and to fulfill its obligations or to exercise its rights under the Initiation Agreement or this Supplement Agreement or Statement of Work No. 2.  Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Permitted Recipients do not disclose or make any unauthorized use of such Confidential Information of another Party.   Notwithstanding the foregoing or anything to the contrary in this Agreement or otherwise, each of QIAGEN and HTG shall not disclose the Project Plan, the Statement of Work No. 2, any Confidential Information of BMS, any of the terms and conditions of the Initiation Agreement or this Supplement Agreement (including any schedule or exhibit to the Initiation Agreement or this Supplement Agreement), any […***…] or any information, material or intellectual property arising under or related to the Initiation Agreement, this Supplement Agreement or the Statement of Work No. 2, including but not limited to any activities of QIAGEN or HTG under the Initiation Agreement, this Supplement Agreement or the Statement of Work No. 2, to any employee, agent, consultant, sub-contractor or other representative of QIAGEN or HTG or any Affiliates of QIAGEN or HTG involved in the […***…], without the prior written approval of BMS.  For clarification, the foregoing sentence shall not prohibit QIAGEN or HTG from sharing any of the foregoing, as necessary for the performance of the Work in the case of HTG or for the performance of the Project in the case of QIAGEN and subject to the restrictions on confidentiality and use in the Initiation Agreement and this Supplement Agreement, with employees, consultants, or sub-contractors of QIAGEN or HTG or any Affiliates of QIAGEN or HTG […***…].  BMS shall not disclose the Project Plan, any Confidential Information of QIAGEN or HTG, any of the terms and conditions of the Initiation Agreement or this Supplement Agreement (including any schedule or exhibit to the Initiation Agreement or this Supplement Agreement), any QIAGEN IP, any QIAGEN Materials, any HTG Technology, any HTG Technology Improvements or any Patents or any information, material or intellectual property arising under or related to the Initiation Agreement or this Supplement Agreement (including any schedule or exhibit to the Initiation Agreement or this Supplement Agreement), with employees, consultants, or sub-contractor or other representative of BMS or any of its Affiliates […***…], without the prior written approval of QIAGEN and/or HTG, as applicable. For clarification, the foregoing sentence shall not prohibit BMS from sharing any of the foregoing, as necessary for the performance of the Project and subject to the restrictions on confidentiality and use in the Initiation Agreement and this Supplement Agreement, with employees, consultants, or sub-contractors of BMS or any of its Affiliates working on the […***…].

(f)    QIAGEN and BMS hereby amend Section 9.9 of the Initiation Agreement to add the following at the end of Section 9.9:

“For the avoidance of doubt, based on the Project […***…] Results, QIAGEN may disclose to Third Parties the generic intended use of the Project […***…] that is supported by the Project […***…] Results (for example, but not limited to, a […***…]), but shall not disclose the Project […***…] Results to any Third Party and shall not associate BMS, any Sample, or any Drug or disclose the identity of BMS or any Drug in connection with the Project […***…] or any disclosure of any such generic intended use; provided, however, QIAGEN may disclose Project […***…] Results in regulatory filings submitted to regulatory authorities, including the FDA, as necessary to obtain approval of a […***…].  However, QIAGEN, as the case may be, shall notify  BMS before the first disclosure to any Third Party of any such generic […***…], and any materials that disclose such generic […***…] shall be provided to BMS for review and comment at least […***…] days prior to such materials being provided to a Third Party for the first time, and QIAGEN shall consider any comments provided by BMS in good faith  In addition, if substantive changes are made to any such materials previously reviewed by BMS, the modified materials shall be provided to BMS for review and comment and be subject to the preceding sentence.”

(g)  Section 9.9 of the Initiation Agreement shall be replaced by the following for the purposes of this Supplement Agreement:

“Ownership of Project […***…] Results.  […***…].  For the avoidance of doubt, based on the Project […***…] Results, […***…] and HTG may disclose to Third Parties the generic intended use of the Project […***…] that is supported by the Project […***…] Results (for example, but not limited to, […***…]), but shall not disclose the Project […***…] Results to any Third Party and shall not associate BMS, any Sample, or any Drug or disclose the identity of BMS or any Drug in connection with the Project […***…] or any disclosure of any such generic intended use; provided, however, […***…] and HTG may disclose Project […***…] Results in regulatory filings submitted to regulatory authorities, including the FDA, as necessary to obtain approval of a […***…].  However, […***…] and/or HTG, […***…], shall notify BMS before the first disclosure to any Third Party of any such generic […***…], and any materials that disclose such generic […***…] shall be provided to BMS for review and comment at least […***…] days prior to such materials being provided to a Third Party for the first time, and […***…] and/or HTG, […***…], shall consider any comments provided by BMS in good faith.  In addition, if substantive changes are made to any such materials previously reviewed by BMS, the modified materials shall be provided to BMS for review and comment and be subject to the preceding sentence.”

(h)The terms “QIAGEN IP”, “QIAGEN Know-How” and “QIAGEN Material” in the Initiation Agreement are hereby modified as follows for the purposes of this Supplement Agreement:

(i)  any reference to “in connection with this Agreement” shall be replaced with a reference to “in connection with the Initiation Agreement, this Supplement Agreement or the Statement of Work No. 2”.

2.REPRESENTATIONS AND WARRANTIES.

2.1HTG represents and warrants that: (i) it has the corporate power and authority and the legal right to enter into this Supplement Agreement and perform its obligations hereunder; (ii) it has reviewed the Initiation Agreement in full, and (iii) to the extent not otherwise provided for under this Supplement Agreement, it shall provide such technical assistance as is reasonably necessary, for QIAGEN and BMS to exercise their rights and to fulfill their obligations under the Initiation Agreement, the Statement of Work No. 2 and/or this Supplement Agreement.

2.2QIAGEN represents and warrants that (i) it has the corporate power and authority and the legal right to enter into this Supplement Agreement and perform its obligations hereunder, and (ii) to the extent not otherwise provided for under this Supplement Agreement or the Master HTG/QIAGEN Agreement, it shall provide such technical assistance as is reasonably necessary for HTG to exercise its rights and to fulfill its obligations under this Supplement Agreement and the Statement of Work. No. 2.

2.3BMS represents and warrants that it has the corporate power and authority and the legal right to enter into this Supplement Agreement and perform its obligations hereunder.

3.ASSIGNMENTS AND LICENSES.

3.1Notwithstanding anything to the contrary in the Statement of Work No. 2 or the Master HTG/QIAGEN Agreement, the Parties acknowledge and agree that (a) all […***…] and Project […***…] Results (as those terms are defined in the Initiation Agreement, and where applicable, as modified by this Supplement Agreement) are solely owned by BMS and are Confidential Information of BMS, (b) all GeneReader Platform Algorithms (as that term is defined in the Initiation Agreement as modified by this Supplement Agreement) are solely owned by QIAGEN except to the extent generated for any platform other than the GeneReader Platform, in which case, such algorithm will be  jointly owned by QIAGEN and HTG, (c) all Analytical Performance Data and QIAGEN Classifiers (as those terms are defined in the Initiation Agreement and where applicable, as modified by this Supplement Agreement) shall be jointly owned by QIAGEN and HTG, (d) all HTG Technology Improvements shall be solely owned by HTG, (e) the Project […***…] shall be jointly owned by the Parties, and, notwithstanding anything in the HTG/BMS Collaboration Agreement to the contrary, HTG shall be subject to the same Project […***…] disclosure limitations imposed upon QIAGEN in Section 9.7 of the Initiation Agreement, and (f)

all other Results (as that term is defined in the Initiation Agreement, as modified by this Supplement Agreement) are jointly owned by QIAGEN, HTG and BMS.  Subject to QIAGEN’s assignment being of the same scope and nature pursuant to the Initiation Agreement, as it may be amended from time-to-time after the Effective Date of this Supplement Agreement, HTG hereby assigns (i) HTG’s entire right, title and interest in and to all […***…] and Project […***…] Results (as those terms are defined in the Initiation Agreement, and where applicable, as modified by this Supplement Agreement) to BMS.  BMS and QIAGEN each hereby assigns its entire right, title and interest in and to HTG Technology Improvements to HTG.  Subject to any applicable use or disclosure obligations, and subject to Sections 3.1(a) through (e) of this Supplement Agreement, (i) HTG hereby assigns its entire, right title and interest in any Results (as that term is defined in this Supplement Agreement) that are jointly owned by HTG and QIAGEN pursuant to this Supplement Agreement and that are QIAGEN Property (as that term is defined in the Master HTG/QIAGEN) to QIAGEN; and (ii) QIAGEN hereby assigns its entire, right title and interest in any Results (as that term is defined in this Supplement Agreement) that are jointly owned by HTG and QIAGEN pursuant to this Supplement Agreement and that are HTG Property (as that term is defined in the Master HTG/QIAGEN) to HTG.  For clarity, the assignments made in the preceding sentence shall be subordinate to and shall have no effect upon the ownership provisions in Sections

3.1(a) through (e) of this Supplement Agreement.  The Results falling within clause (f) above shall be deemed to be Confidential Information of each Party and shall be used and disclosed by the Parties solely for the purposes of, and solely to the extent expressly permitted under the Initiation Agreement and this Supplement Agreement.  Accordingly, QIAGEN, HTG and BMS shall be considered the Receiving Party with respect to such Results and QIAGEN, HTG and BMS shall be subject to all of the restrictions and obligations of this Supplement Agreement with respect to the disclosure and use of such Results to the same extent as applicable to Confidential Information disclosed to such Party by another Party.  HTG shall, and does hereby, assign, and shall cause its Affiliates to so assign, to BMS and/or QIAGEN, as applicable, without additional compensation, such right, title and interest in and to any Results as is necessary to fully effect the ownership of Results as set forth in this Section 3.1 and in Section 3.2, and agrees to execute all instruments as may be reasonably requested to effect same.  QIAGEN and/or BMS, as applicable, shall, and do hereby, assign, and shall cause their Affiliates to so assign, to HTG, […***…], such right, title and interest in and to any Results as is necessary to fully effect the ownership of Results as set forth in this Section 3.1 and in Section 3.2, and agree to execute all instruments as may be reasonably requested to effect same.  Except as otherwise expressly provided in this Section 3.1 (with applicable reference to the Initiation Agreement), each Party that is a joint owner of a particular right granted in this Section 3.1 (“Joint Right(s)”) may, subject to any dominant intellectual property rights, exercise all right, title and interest in such Joint Right(s) for any purpose without any obligation or accounting to the other Party(ies) jointly owning such Joint Right(s).

3.2Ownership of Resulting Patents. Inventorship of inventions made in connection with performance of the Project or other activities carried out by HTG, QIAGEN and/or BMS in connection with the Initiation Agreement, the Statement of Work No. 2 or this Supplement Agreement and Patents covering such inventions (i.e., the Resulting Patents) shall be determined in accordance with U.S. patent laws for determining inventorship. Ownership of Resulting Patents will be based on inventorship as follows: HTG will own Resulting Patents only covering inventions invented solely by employees, agents, consultants and/or contractors of HTG; QIAGEN will own Resulting Patents only covering inventions invented solely by employees, agents, consultants and/or contractors of QIAGEN; BMS will own […***…]; HTG and QIAGEN will jointly own Resulting Patents covering inventions invented jointly by employees, agents, consultants and/or contractors of HTG and QIAGEN; HTG and […***…]; QIAGEN and BMS will […***…], QIAGEN, and BMS (all such jointly owned Resulting Patents are hereinafter collectively called the “Joint Patent Rights”). The applicable Parties jointly owning particular Joint Patent Rights shall confer with and cooperate with one another with respect to the preparation, filing, prosecution, maintenance and enforcement of such Joint Patent Rights. Each Party that is a joint owner of particular Joint Patent Rights may, subject to any dominant intellectual property rights, exercise all right, title and interest in, including practice and license, such Joint Patent Rights for any purpose without any obligation or accounting to the other Party(ies) jointly owning such Joint Patent Rights. For purposes of, and notwithstanding anything to the contrary in, this Section 3.2, no Party, its employees, agents, consultants and/or contractors shall be considered a contractor of another Party. HTG shall have the sole right but not the obligation to prepare, file, prosecute, maintain and enforce any Resulting Patents that are solely owned by HTG at its own expense. QIAGEN shall have the sole right but not the obligation to prepare, file, prosecute, maintain and enforce any Resulting Patents that are solely owned by QIAGEN at its own expense. BMS shall have the sole right but not the obligation to prepare, file, prosecute, maintain and enforce any Resulting Patents that are solely owned by BMS at its own expense.  Notwithstanding anything in this Supplement Agreement to the contrary, (i) HTG hereby assigns all of its right, title and interest in any Resulting Patents to the extent claiming QIAGEN Property (as defined in the Master HTG/QIAGEN Agreement) to QIAGEN, and (ii) QIAGEN hereby assigns all of its right, title and interest in any Resulting Patents to the extent claiming HTG Property (as defined in the Master HTG/QIAGEN Agreement) to HTG.

3.3Licenses to BMS. HTG hereby grants to BMS a nonexclusive, royalty-free, sublicenseable only to a Designated Contractor (defined below), license to use HTG Technology, HTG Technology Improvements, and Resulting Patents solely owned by HTG only for purposes of completion of HTG’s obligations and activities under the Statement of Work No. 2 in the event of a Project Delay as provided in Section 3.7 (“Project Delay License”).  Any Project Delay License shall expire upon the earlier of (i) HTG fully resuming its obligations and activities under Statement of Work No. 2, or (ii) expiration or earlier termination of Statement of Work No. 2.  HTG also hereby grants to BMS a non-exclusive, irrevocable, worldwide, royalty-free and fully-paid up license to use and practice under the Resulting Patents owned solely by HTG and, to the extent of its right, title and interest, under the Resulting Patents owned jointly by HTG and QIAGEN for any purpose, […***…].  QIAGEN hereby grants to BMS a […***…] license, to use and practice under the […***…] and to the extent of its right, title and interest, under […***…] for any purpose, […***…].  The foregoing license from QIAGEN to BMS supersedes the license granted by QIAGEN to BMS in Section 9.13 of the Initiation Agreement.

3.4License to HTG.  BMS hereby grants to HTG a non-exclusive, world-wide, royalty-free license to use […***…] for carrying out the Work.

3.5No Other License.  Except as expressly provided in this Supplement Agreement or the Statement of Work No. 2, or, with respect to the subject matter thereof, the HTG/BMS Collaboration Agreement or any other agreement between HTG and BMS that is unrelated to the Project, no other right or license is granted, expressly or impliedly, to HTG under any of BMS’s intellectual property rights, or to BMS under any of HTG’s intellectual property rights, and no other right or license is to be inferred from any provision of this Supplement Agreement or by the conduct of the Project by the Parties.

3.6Licenses to HTG from QIAGEN.  QIAGEN hereby grants to HTG (a) all of the same licenses granted to QIAGEN by BMS pursuant to the Initiation Agreement other than the license granted in Section 9.13 of the Initiation Agreement, subject to the same limitations of each respective license that are imposed upon QIAGEN in the Initiation Agreement, and (b) the sublicense QIAGEN is permitted to grant HTG under clause (a) of Section 3.8 of this Supplement Agreement with the limitations set forth in clause (a) of Section 3.8 of this Supplement Agreement with respect to sublicenses granted by HTG.

3.7If there is a Project Delay (as that term is defined in the Master HTG/QIAGEN Agreement) during the term of the Statement of Work No. 2, HTG and QIAGEN shall use best efforts to resolve such Project Delay pursuant to the terms of the Master HTG/QIAGEN Agreement.  If HTG and QIAGEN are unable to so resolve such Project Delay, then, […***…], HTG shall as quickly as commercially reasonably possible transfer to a […***…] contractor, who is not a HTG competitor (as mutually determined by BMS and HTG) and has agreed to appropriate obligations of confidentiality and limited use consistent with the Master HTG/QIAGEN Agreement (“Designated Contractor”), all information (including feasibility, verification and process validation information and data), know-how, materials, and other information relating to the HTG Technology that is necessary for the completion of HTG’s obligations and activities under the Statement of Work No. 2 (“Transferred Materials”).  HTG shall promptly notify BMS in writing of any Project Delay or anticipated Project Delay. HTG shall make available to the Designated Contractor via face to face meetings, telephone or email, on a mutually convenient timetable, reasonable technical assistance with respect to HTG’s obligations and activities and the use of the Transferred Materials and HTG shall provide reasonable technical assistance to the Designated Contractor to enable the Designated Contractor to fulfill HTG’s obligations and activities under the Statement of Work No. 2 (“Transition Assistance”). The Designated Contractor’s use of the Transferred Materials shall be subject to the confidentiality and limited use terms of the Statement of Work No. 2 or the Master HTG/QIAGEN Agreement.  The technology transfer rights granted to BMS hereunder shall be effective only during the period of time commencing with […***…] and continuing through and until such time as HTG fully resumes its obligations and activities under the Statement of Work

No. 2, following which neither BMS nor the Designated Contractor shall exercise any rights to perform or have performed such obligations or activities on behalf of HTG and shall return or destroy all Transferred Materials without undue delay; provided, however, HTG shall only be entitled to resume its performance of its obligations and activities under the Statement of Work No. 2 upon the expiration or termination of BMS’ agreement with the applicable Designated Contractor unless HTG is willing to pay any early termination payments that may be owed to such Designated Contractor.

3.8License to QIAGEN from BMS.  BMS hereby grants to QIAGEN a […***…] license, to use and practice under the […***…] and to the extent of its right, title and interest, under […***…] for any purpose, with (a) the right to […***…], with the further right of […***…], including in connection with the […***…], and (b)  the right to grant […***…], including in connection with the […***…].  The foregoing license from BMS to QIAGEN supersedes the license granted by BMS to QIAGEN in Section 9.13 of the Initiation Agreement.

4.CONFIDENTIALITY.

4.1HTG, QIAGEN and BMS acknowledge and agree that the terms and conditions of Sections 8.1 (as modified above in this Supplement Agreement), 8.2 and 8.3 of the Initiation Agreement shall be binding upon HTG, BMS and QIAGEN with respect to Confidential Information (as defined in this Supplement Agreement) of another Party, to the same extent that such terms and conditions are binding upon a Receiving Party of Confidential Information.

4.2HTG further acknowledges and agrees that the obligations and restrictions under Section 9.5(b) of the Initiation Agreement with respect to Results, including their disclosure and use, shall be binding upon HTG to the same extent that such obligations and restrictions are binding upon QIAGEN.

4.2HTG shall not disclose any GeneReader Platform Algorithm or any portion of any GeneReader Platform Algorithm or any QIAGEN Classifier […***…] without the prior written consent of QIAGEN […***…].  If any GeneReader Platform Algorithm or any portion of any GeneReader Platform Algorithm or any QIAGEN Classifier is disclosed by HTG to […***…], such GeneReader Platform Algorithm or such portion of such GeneReader Platform Algorithm or such QIAGEN Classifier shall be Confidential Information of HTG and QIAGEN.  However, in the event that HTG discloses any GeneReader Platform Algorithm or any portion of any GeneReader Platform Algorithm or any QIAGEN Classifier to […***…], such GeneReader Platform Algorithm or such portion of such GeneReader Platform Algorithm or such QIAGEN Classifier shall not be Confidential Information under this Supplement Agreement or the Initiation Agreement and […***…]

Platform Algorithm or such QIAGEN Classifier solely for its and/or any Affiliate’s internal research and development purposes.

5.PRECEDENCE.

The rights of BMS under and the terms and conditions of the Initiation Agreement and this Supplement Agreement shall prevail over any conflicting or inconsistent terms or conditions in the Statement of Work No. 2 or the Master HTG/QIAGEN Agreement, and shall govern where there are no corresponding terms or conditions in the Statement of Work No. 2 or the Master HTG/QIAGEN Agreement. For the avoidance of doubt, the carve-out of HTG Technology Improvements as set forth in Section 3.1(d) of this Supplement Agreement shall not be a breach by QIAGEN of the Initiation Agreement.

6.MISCELLANEOUS

6.1Term; Survival.  This Supplement Agreement shall be effective as of the Effective Date and expire or terminate upon expiration or termination of the Initiation Agreement.  The following Articles and Sections of this Supplement Agreement, all definitions relating thereto and any other provisions of this Supplement Agreement that by their nature are intended to survive expiration or termination of this Supplement Agreement shall survive any expiration or termination of this Supplement Agreement for any reason:  Articles 1, 2, 4 and 5 and Sections 3.1 through 3.6, 3.8, 6.2, 6.4 through 6.16, and this Section 6.1.

6.2Governing Law.  This Supplement Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware, USA, excluding any choice of law rules that may direct the application of the laws.

6.3Force Majeure. The Parties shall be excused from the performance of their obligations under this Agreement (other than the payment of monies owed to another Party) to the extent that such performance is prevented by force majeure and the non-performing Party promptly provides notice of the prevention to each other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Supplement Agreement, force majeure shall mean acts of God, strikes or other concerted acts of workers, civil disturbances, fires, earthquakes, acts of terrorism, floods, explosions, riots, war, rebellion, sabotage or failure or default of public utilities or common carriers or similar conditions beyond the control of the parties.

6.4No Waiver; Modifications.  It is agreed that no waiver by a Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.  No amendment, modification, release or discharge shall be binding upon the parties unless in writing and duly executed by authorized representatives of all parties.

6.5No Strict Construction.  This Supplement Agreement has been prepared jointly and shall not be strictly construed against any Party.  No presumption as to construction of this Supplement Agreement shall apply against any Party with respect to any ambiguity in the wording of any provision(s) of this Supplement Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).

6.6Independent Contractor.  The parties are independent contractors of each other, and the relationship between the parties shall not constitute a partnership, joint venture or agency. No Party shall be the agent of another Party or have any authority to act for, or on behalf of, another Party in any matter.

6.7Assignment.  No Party may assign or transfer this Supplement Agreement or any rights or obligations hereunder without the prior written consent of each other Party, except that a Party may make such an assignment without each other Party’s consent to (i) an entity that acquires all or majority of the shares or assets of such Party (or the business or assets to which this Agreement pertains) whether by merger, consolidation, reorganization, acquisition, sale, license or otherwise, and (ii) an Affiliate if the assigning Party remains liable and responsible for the performance and observance of all of the Affiliate’s duties and obligations hereunder.  This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties.  Any assignment or attempted assignment by any Party in violation of the terms of this Section 6.7 shall be null and void and of no legal effect.

6.8Headings.  The captions to the several Sections and Articles hereof are not a part of this Supplement Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

6.9Counterparts.  This Supplement Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.  This Supplement Agreement may be executed by facsimile or electronic (e.g., .pdf) signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

6.10Severability. If any provision of this Supplement Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of a Party under this Supplement Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Supplement Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Supplement Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) the Parties covenant and agree to renegotiate such illegal, invalid or unenforceable provision in good faith in order to provide a reasonably acceptable alternative to such illegal, invalid or unenforceable provision, it being the intent of the Parties that the basic purposes of this Supplement Agreement are to be effectuated.

6.11No Benefit to Third Parties.  The representations, warranties and agreements set forth in this Supplement Agreement are for the sole benefit of the parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

6.12Statement of Work No. 2.  HTG and QIAGEN shall execute the Statement of Work No. 2 concurrently with the execution of this Supplement Agreement by BMS, QIAGEN and HTG, and if the Statement of Work No. 2 is not so executed concurrently with this Supplement Agreement, this Supplement Agreement and the Statement of Work No. 2 shall each be null and void and of no force or effect. HTG and QIAGEN may not amend or modify the Statement of Work No. 2, including any exhibit or attachment thereto or the Work to be performed by HTG under Statement of Work No. 2, without the prior written consent of BMS, which consent shall not be unreasonably withheld or delayed.

6.13Construction.  Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article or Exhibit means a Section or Article of, or Exhibit to, this Supplement Agreement and all subsections thereof, unless another agreement is specified; (b) references to a particular statute or regulation include all rules and regulations promulgated thereunder and any successor statute, rules or regulations then in effect, in each case including the then-current amendments thereto; (c) words in the singular or plural form include the plural and singular form, respectively; (d) the terms “including,” “include(s),” “such as,” and “for example” used in this Supplement Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; and (e) the words “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this Supplement Agreement.  No presumption as to construction of this Supplement Agreement shall apply against any Party with respect to any ambiguity in the wording of any provision(s) of this Supplement Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).

6.14Further Assurance. Each of QIAGEN, BMS and HTG agree to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things as a Party may reasonably request in order to perfect any license, assignment or other transfer of any properties or rights expressly granted or permitted under, or pursuant, to this Supplement Agreement.

6.15Entire Agreement.  QIAGEN, HTG and BMS agree that this Supplement Agreement sets forth the complete, final and exclusive agreement between QIAGEN, HTG and BMS collectively concerning the subject matter hereof and supersedes all prior agreements and understandings by and between QIAGEN, HTG and BMS collectively with respect to such subject matter. For the avoidance of doubt, other than as expressly provided herein, this Supplement Agreement does not supersede the Initiation Agreement, the Statement of Work No. 2, the HTG/BMS Collaboration Agreement or the Master HTG/QIAGEN Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between QIAGEN, HTG and BMS collectively with respect to such subject matter other than as are expressly set forth in this Supplement Agreement.

6.16 Master Development and Commercialization Agreement.

(a) In the event that […***…] or any other agreement encompassing the development and commercialization of the QIAGEN IVD […***…], (i) such other agreement shall contain provisions for the […***…] arising under such agreement that are equivalent to those applying to […***…] under the

Initiation Agreement and this Supplement Agreement and (ii) in the case of  the […***…], permit (x) one or more projects utilizing the […***…], (y) […***…], and (z) […***…].

(b)In addition, upon the mutual agreement of the parties to this Supplement Agreement and subject to Section 6.16(c), HTG shall either enter into a supplement agreement to the […***…] or such other agreement encompassing the development and commercialization of the QIAGEN IVD that is the subject of the […***…] (the “Additional Supplement Agreement”) or be a party to the […***…] or such other agreement, and the Additional Supplement Agreement or the […***…] or such other agreement to which HTG is a party shall contain provisions for the ownership, use and confidentiality of, and license grants for, intellectual property arising under such agreement that are equivalent to those applying to Results, including […***…], Analytical Performance Data, GeneReader Platform Algorithms, Project […***…], Project […***…] Results and […***…] and […***…] under this Supplement Agreement.

(c)For clarity, no agreement to terms in any of the aforementioned agreements shall be binding unless and until each party to such agreement has reviewed, approved (in its sole discretion), and executed a definitive written agreement, and no party shall have any liability to another other if such definitive agreement is not reached.

6.17Dispute Resolution.  Each Party hereby agrees that it will first attempt in good faith to resolve any dispute arising out of or relating to this Agreement.  If after discussing the matter in good faith and attempting to find a mutually satisfactory resolution to the issue, the Parties involved in such dispute (the “Involved Parties”) are unable to resolve such dispute within […***…] days of the date an Involved Party brought such dispute to the attention of the other Involved Party(ies), such dispute shall be immediately referred to a […***…] of BMS if it is an Involved Party, the CEO of QIAGEN if it is an Involved Party and the CEO of HTG if it is an Involved Party (or their respective designees) for resolution within […***…] days.  If, after such efforts, the Involved Parties are unable to resolve such dispute, the Parties shall be free to seek any remedy available at law or in equity. This Section 6.17 shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Supplement Agreement by any other Party which would cause irreparable harm to the first Party or otherwise justifies that Party seeking a provisional remedy.

6.18Financial Transparency Laws.  HTG acknowledges that BMS is subject to Applicable Laws related to the collection and reporting of any payments or transfers of value to certain healthcare providers and teaching hospitals (collectively, “Financial Transparency Laws”), which include, without limitation, relevant provisions of the Affordable Care Act of 2010 and its implementing regulations for the United States along with similar laws and regulations in other countries.  HTG shall reasonably cooperate with BMS in its compliance with Financial Transparency Laws and promptly provide any information requested BMS in connection with this Supplement Agreement in a mutually agreed upon format that is necessary or reasonably useful for BMS to comply with its obligations under the Financial Transparency Laws.  BMS shall have the right to allocate payments or other transfers of value in connection with this Supplement Agreement in any required reporting under Financial Transparency Laws in accordance with its normal business practices.

[Signature page follows]

          IN WITNESS WHEREOF, QIAGEN, BMS and HTG, intending to be legally bound hereby, have caused this Supplement Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

QIAGEN Manchester Limited	HTG Molecular Diagnostics, Inc.
By: /s/ Douglas Liu	By: /s/ Timothy B. Johnson
Name: Douglas Liu	Name: Timothy B. Johnson
Title: SVP Global Operations	Title: President and Chief Executive Officer
Bristol-Myers Squibb Company By: /s/ Steven Averbuch
Name: Steven Averbuch, M.D.
Title: Head of Precision Medicine

AMENDMENT No. 1 TO SUPPLEMENT AGREEMENT

This is the first amendment (“Amendment 1”) dated November 01, 2017 (“Amendment 1 Effective Date”) to the Supplement Agreement dated June 2, 2017 (the “Supplement Agreement”) by and between QIAGEN Manchester Ltd., (“QIAGEN”), HTG Molecular Diagnostics, Inc., (“HTG”) and Bristol-Myers Squibb Company (“BMS”).

Whereas, BMS, QIAGEN and HTG agree to amend the Supplement Agreement as follows:

1.	To replace the date in the fifth paragraph on page one of the Supplement Agreement with the date of October 30, 2017. With this amendment, the entire paragraph will read as follows:

WHEREAS, QIAGEN wants to engage HTG to perform certain of the work that is part of the Project and, HTG is willing to perform the work designated to HTG in the Project Plan (as that term is defined in the Initiation Agreement) in the form provided to HTG by QIAGEN on October 30, 2017 (the “Work”), and BMS is willing to allow QIAGEN to engage HTG to perform the Work;

IN WITNESS WHEREOF, BMS, QIAGEN and HTG have caused this Amendment 1 to be signed by their duly authorized representatives, effective as of the day and year first indicated above.

Bristol-Myers Squibb Company

By: /s/ Steven Averbuch, M.D.Date: November 2, 2017

Name: Steven Averbuch, M.D.

Title: Vice President, Head of Precision Medicine

QIAGEN Manchester Limited

By: /s/ Roland SackersDate: November 1, 2017

Name:  Roland Sackers

Title: CFO

HTG Molecular Diagnostics, Inc.

By: /s/ Timothy B. JohnsonDate: November 8, 2017

Name: Timothy B. Johnson

Title: President and Chief Executive Officer